EXHIBIT 99.1

TTM Technologies, Inc. Reports 2009 Fourth Quarter and Year-End Results

SANTA ANA, Calif., Feb. 4, 2010 (GLOBE NEWSWIRE) -- TTM Technologies, Inc. (Nasdaq:TTMI), North America's largest printed circuit board (PCB) manufacturer, today reported results for the fourth quarter of 2009, ended December 31, 2009.

Fourth Quarter 2009 Financial Highlights

  Net sales totaled $149.9 million, an increase of almost 8 percent from the third quarter of 2009.
  TTM demonstrated strong free cash flow, increasing cash and cash equivalents, restricted cash and short-term investments by $15.0 million in the fourth quarter and ending the year with a balance of $215.7 million.

Fourth Quarter 2009 Financial Results - GAAP

"We are pleased about the renewed strength in our commercial end markets, which led to a significant increase in revenue over the third quarter," said Kent Alder, President and CEO of TTM. "The increase in demand that we experienced in the fourth quarter was broad-based and marks our first quarter of sequential revenue growth since the first quarter of 2008."

Fourth quarter net sales of $149.9 million increased $10.8 million, or 7.8 percent, from third quarter net sales of $139.1 million.

Fourth quarter gross margin of 18.5 percent improved from third quarter gross margin of 17.4 percent.

Fourth quarter operating income of $7.3 million was an improvement over a third quarter operating loss of $5.4 million. TTM recorded $17.1 million and $6.1 million in charges related to previously announced plant closures and the Meadville Holdings transaction in the third and fourth quarters, respectively.  Net income for the fourth quarter was $2.8 million, or $0.06 per diluted share, compared to a net loss in the third quarter of $4.9 million, or $0.11 per basic share. Excluding the charges discussed above, net income for the fourth quarter was $6.2 million, or $0.14 per diluted share, compared to net income of $5.5 million, or $0.13 per diluted share, in the third quarter.

"Considering the significant restructuring we have accomplished over the past year, I am very pleased with our financial performance," Alder said.  "Our employees have responded well to the increase in market demand while providing greater operational efficiency to the Company."

Fourth Quarter 2009 Financial Results – Non-GAAP

Non-GAAP results for the fourth quarter exclude amortization of intangibles, stock-based compensation expense, non-cash interest expense, asset impairment and restructuring charges, costs related to the Meadville Holdings transaction and miscellaneous closing costs as well as the income tax effects related to these expenses.

Fourth quarter non-GAAP net income was $8.4 million, or $0.19 per diluted share. This compares to third quarter non-GAAP net income of $7.8 million, or $0.18 per diluted share.

Excluding asset impairment charges, adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) for the fourth quarter was $14.7 million, or 9.8 percent of net sales, compared to third quarter adjusted EBITDA of $10.7 million, or 7.7 percent of net sales.

Fourth Quarter 2009 Segment Information

TTM Technologies reports two operating segments: PCB Manufacturing and Backplane Assembly.

For the PCB Manufacturing segment, fourth quarter net sales (before inter-company sales) were $128.2 million, compared with $123.2 million in the third quarter. Fourth quarter operating segment income (before amortization of intangibles) was $5.7 million compared to an operating segment loss of $1.9 million in the third quarter. Excluding plant closure and transaction costs, fourth quarter operating income (before amortization of intangibles) for the PCB Manufacturing segment was $11.8 million compared to third quarter operating segment income of $12.1 million

For the Backplane Assembly segment, fourth quarter net sales (before inter-company sales) were $29.3 million, compared with $24.0 million in the third quarter. Fourth quarter operating segment income (before amortization of intangibles) was $2.4 million compared with an operating segment loss of $2.6 million in the third quarter. Excluding plant closure costs, fourth quarter operating income (before amortization of intangibles) for the Backplane Assembly segment was $2.5 million compared to third quarter operating segment income of $0.5 million.

Full Year 2009 Financial Results

Net sales of $582.5 million for the full year 2009 decreased $98.5 million, or 14.5 percent, from full year 2008 net sales of $681.0 million. The decrease in sales was primarily due to the weak economy and TTM's restructuring efforts.

For 2009, TTM recorded net income of $5.2 million, or $ 0.12 per diluted share, compared to a net loss of $36.9 million, or $0.86 per basic share, in 2008. Non-GAAP net income for 2009 was $30.7 million, or $0.71 per diluted share, compared to 2008 non-GAAP net income of $44.6 million, or $1.04 per diluted share.

Balance Sheet

Cash and cash equivalents, restricted cash and short-term investments at the end of the fourth quarter totaled $215.7 million, an increase of $15.0 million from $200.7 million at the end of the third quarter.

First Quarter 2010 Forecast

For the first quarter of 2010, TTM estimates revenue in a range from $132 million to $140 million, GAAP earnings in a range from $0.06 to $0.11 per diluted share and non-GAAP earnings in a range from $0.14 to $0.19 per diluted share. The forecast for the first quarter 2010 does not include results from Meadville Holdings.

To Access the Live Webcast/Conference Call

The company will host a conference call to discuss the fourth quarter results and the first quarter 2010 outlook on February 4, 2010, at 4:30 p.m. Eastern Standard Time (1:30 p.m. Pacific Standard Time).

To listen to the live webcast, log on to the TTM Technologies website at http://www.ttmtech.com. To access the live conference call, dial 1-877-941-2928 or 1-480-629-9725

To Access a Replay of the Webcast

A digital replay will be available on TTM Technologies' website at http://www.ttmtech.com and will remain accessible for one week following the live event.

A telephone replay also will be available beginning two hours after the conclusion of the conference call until February 11, 2010. You may access the telephone replay by dialing 1-303-590-3030 or 1-800-406-7325 and entering confirmation code 4177386.

About Our Non-GAAP Financial Measures

This release includes information about the Company's non-GAAP net income and non-GAAP earnings per share, which are non-GAAP financial measures. Management believes that both measures -- which exclude amortization of intangibles, stock-based compensation expense, non-cash interest expense on our convertible debt, asset impairment and restructuring charges, inventory write-down related to facility closures, costs related to the Meadville Holdings transaction and miscellaneous closing costs as well as the associated tax impact of these charges -- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Safe Harbor Statement

This release contains forward-looking statements that relate to future events or performance. These statements reflect the company's current expectations, and the company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other company statements will not be realized. Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the company's dependence upon the electronics industry, the impact of the current economic crisis, the company's dependence upon a small number of customers, the unpredictability of and potential fluctuation in future revenues and operating results, increased competition from low-cost foreign manufacturers and other "Risk Factors" set forth in the company's most recent SEC filings.

About TTM

TTM Technologies, Inc. is North America's largest printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how the company's time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.

The TTM Technologies logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5691

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	Fourth Quarter		Third Quarter	Full Year
	2009	2008[1,2]	2009	2009	2008[1,2]

CONSOLIDATED STATEMENTS OF OPERATIONS

Net sales	$149,924	$164,916	$139,075	$582,476	$680,981
Cost of goods sold	122,250	134,145	114,868	479,267	543,741

Gross profit	27,674	30,771	24,207	103,209	137,240

Operating expenses:
Selling and marketing	6,480	7,420	6,546	26,517	30,436
General and administrative	11,088	7,940	9,403	36,548	33,255
Amortization of definite-lived intangibles	860	951	860	3,440	3,799
Restructuring charges	481	--	2,501	5,490	--
Impairment of long-lived assets	1,500	123,322	10,293	12,136	123,322
Metal reclamation	--	--	--	--	(3,700)
Total operating expenses	20,409	139,633	29,603	84,131	187,112

Operating income (loss)	7,265	(108,862)	(5,396)	19,078	(49,872)

Interest expense	(2,802)	(2,777)	(2,919)	(11,198)	(11,065)
Interest income	111	223	196	467	1,370
Other, net	305	(416)	57	401	(1,804)

Income (loss) before income taxes	4,879	(111,832)	(8,062)	8,748	(61,371)
Income tax (provision) benefit	(2,126)	42,644	3,177	(3,505)	24,460

Net income (loss)	$2,753	$(69,188)	$(4,885)	$5,243	$(36,911)

Earnings (loss) per common share:
Basic	$0.06	$(1.62)	$(0.11)	$0.12	$(0.86)
Diluted	$0.06	$(1.62)	$(0.11)	$0.12	$(0.86)

Weighted average common shares:
Basic	43,172	42,810	43,142	43,080	42,681
Diluted	43,930	42,810	43,142	43,579	42,681

SELECTED BALANCE SHEET DATA
	December 31, 2009	December 31, 2008[1]
Cash and cash equivalents	$94,347	$148,465
Restricted cash	120,000	--
Short-term investments	1,351	3,657
Accounts receivable, net	89,519	115,232
Inventories	60,153	71,011
Total current assets	384,433	353,130
Property, plant and equipment, net	88,577	114,931
Other non-current assets	71,683	72,179
Total assets	544,693	540,240

Accounts payable	37,867	48,750
Total current liabilities	60,696	72,768
Convertible senior notes, net	139,882	134,914
Total long-term liabilities	142,694	137,436
Stockholders' equity	341,303	330,036
Total liabilities and stockholders' equity	544,693	540,240

SUPPLEMENTAL DATA
	Fourth Quarter		Third Quarter	Full Year
	2009	2008[1,2]	2009	2009	2008[1,2]
EBITDA	$13,219	$(102,653)	$399	$42,653	$(25,065)
EBITA	$8,570	$(108,074)	$(4,253)	$23,513	$(46,389)

Gross margin	18.5%	18.7%	17.4%	17.7%	20.2%
EBITDA margin	8.8	(62.2)	0.3	7.3	(3.7)
Operating margin	4.8	(66.0)	(3.9)	3.3	(7.3)

End Market Breakdown:
	Fourth Quarter		Third Quarter
	2009	2008	2009

Aerospace/Defense	42%	40%	44%
Networking/Communications	38	37	35
Computing/Storage/Peripherals	10	12	12
Medical/Industrial/Instrumentation/Other	10	11	9

Stock-based Compensation:
	Fourth Quarter		Third Quarter
	2009	2008	2009
Amount included in:
Cost of goods sold	$412	$331	$413
Selling and marketing	134	98	133
General and administrative	1,021	786	980
Total stock-based compensation expense	$1,567	$1,215	$1,526

Operating Segment Data:
	Fourth Quarter		Third Quarter
Net sales:	2009	2008[1]	2009
PCB Manufacturing	$128,207	$144,211	$123,171
Backplane Assembly	29,332	31,064	23,950
Total sales	157,539	175,275	147,121
Inter-company sales	(7,615)	(10,359)	(8,046)
Total net sales	$149,924	$164,916	$139,075

Operating segment income (loss):
PCB Manufacturing	$5,743	$(107,505)	$(1,897)
Backplane Assembly	2,382	(406)	(2,639)
Total operating segment income (loss)	8,125	(107,911)	(4,536)
Amortization of intangibles	(860)	(951)	(860)
Total operating income (loss)	7,265	(108,862)	(5,396)
Total other expense	(2,386)	(2,970)	(2,666)
Income (loss) before income taxes	$4,879	$(111,832)	$(8,062)

RECONCILIATIONS[3]
	Fourth Quarter		Third Quarter	Full Year
	2009	2008[1]	2009	2009	2008[1]
EBITA/EBITDA reconciliation:
Net income (loss)	$2,753	$(69,188)	$(4,885)	$5,243	$(36,911)
Add back items:
Income tax provision (benefit)	2,126	(42,644)	(3,177)	3,505	(24,460)
Interest expense	2,802	2,777	2,919	11,198	11,065
Amortization of intangibles	889	981	890	3,567	3,917
EBITA	8,570	(108,074)	(4,253)	23,513	(46,389)

Depreciation expense	4,649	5,421	4,652	19,140	21,324
EBITDA	$13,219	$(102,653)	$399	$42,653	$(25,065)

Add back: Impairment of long-lived assets	1,500	123,322	10,293	12,136	123,322
Adjusted EBITDA	$14,719	$20,669	$10,692	$54,789	$98,257

Non-GAAP EPS reconciliation[4]:
GAAP net income (loss)	$2,753	$(69,188)	$(4,885)	$5,243	$(36,911)
Add back items:
Amortization of definite-lived intangibles	889	981	890	3,567	3,917
Stock-based compensation	1,567	1,215	1,526	6,265	5,076
Non-cash convertible debt interest expense	1,410	1,298	1,381	5,469	3,208
Impairment of long-lived assets	1,500	123,322	10,293	12,136	123,322
Restructuring charges	481	--	2,501	5,490	--
Inventory write-down related to facility closures	--	--	2,637	3,350	--
Meadville Holdings transaction costs	4,004	--	1,377	5,383	--
Miscellaneous closing costs	160	--	292	884	--
Income tax effects	(4,362)	(48,358)	(8,235)	(17,046)	(54,014)
Non-GAAP net income	$8,402	$9,270	$7,777	$30,741	$44,598

Non-GAAP earnings per diluted share	$0.19	$0.22	$0.18	$0.71	$1.04

[1] On January 1, 2009, the Company adopted new authoritative guidance for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) by separately accounting for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. The Company has retrospectively applied this method of accounting back to the issuance date of convertible debt, which for the Company was May 2008.

[2] Certain reclassifications of prior year amounts have been made to conform to the current year presentation. Beginning in the second quarter of 2009, the Company reports gains and losses from the sale or disposal of property, plant and equipment as a component of general and administrative expenses in the consolidated condensed statements of operations. Prior to the second quarter 2009, the gains and losses from the sale or disposal of property, plant and equipment were included as a component of cost of goods sold.

[3] This information provides a reconciliation of EBITA/EBITDA/Adjusted EBITDA and non-GAAP EPS to the financial information in our consolidated statements of operations.

[4] This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures --- which exclude amortization of intangibles, stock-based compensation expense, non-cash interest expense on our convertible debt (before consideration of capitalized interest), asset impairment and restructuring charges, inventory write-down related to facility closures, costs related to the Meadville Holdings transaction and miscellaneous closing costs as well as the associated tax impact of these charges --- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.

"EBITDA" means earnings before interest expense, income taxes, depreciation and amortization."EBITA" means earnings before interest expense, income taxes and amortization.We present EBITDA / EBITA / Adjusted EBITDA to enhance the understanding of our operating results.EBITDA / EBITA / Adjusted EBITDA is a key measure we use to evaluate our operations.In addition, we provide our EBITDA / EBITA / Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA / EBITA / Adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements.However, EBITDA / EBITA / Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.

CONTACT:  TTM Technologies, Inc.
          Steve Richards, Chief Financial Officer
          (714) 241-0303
          investor@ttmtech.com